Exhibit 99.1

BEA Systems, Inc. 2315 North First Street San Jose, California 95131 Telephone: (408) 570-8000 Fax: (408) 570-8901 www.bea.com

At the Company:

Kevin Faulkner, Vice President – Investor Relations

(408) 570-8293

John Kiger, Sr. Director – Investor Relations

(408) 570-8303

BEA Reports Third Quarter Financial Results

Customers Rely on BEA WebLogic and

Service-Oriented Architectures to Enable Business Innovation

SAN JOSE, Calif.—November 11, 2004—BEA Systems, Inc. (Nasdaq: BEAS), a world leader in enterprise infrastructure software, today announced results of its fiscal third quarter. For the third quarter ended October 31, 2004, BEA reported total revenues of $264.4 million, up 5% from $252.1 million in last year’s third quarter. For the third quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating income of $49.7 million, up 11% from $44.9 million a year ago. BEA reported GAAP third quarter net income of $33.5 million, up 15% from $29.0 million a year ago, and GAAP diluted net income per share of $0.08, up from $0.07 a year ago.

BEA reported third quarter pro forma operating income of $54.0 million, up 4% from $51.7 million a year ago. BEA reported third quarter pro forma net income of $36.5 million, up 7% from $34.1 million a year ago, and pro forma diluted net income per share of $0.09, compared to $0.08 a year ago. For the third quarter, BEA reported license revenues of $114.9 million, as compared to $128.2 million a year ago and $116.3 million in the second quarter. Pro forma results exclude acquisition-related expenses, net gains or losses on investments in equity securities, employer payroll taxes on stock options, facilities consolidation and other non-recurring charges. A reconciliation of pro forma adjustments is summarized on pages six and seven of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

“I am pleased with the progress we made this quarter. We delivered solid results and are heading into our seasonally strong fourth quarter,” said Alfred Chuang, BEA’s founder, chairman and CEO. “Our balance sheet remains strong, with nearly $1.6 billion in cash. We have generated more than $192 million in cash flow from operations in the first three quarters of this fiscal year, $44 million ahead of the same period last fiscal year.”

“Our top priority is to grow license revenue. We made significant progress during the quarter on several new business initiatives that are designed to drive new license revenue opportunities,” Chuang continued. “This quarter, we unveiled the BEA Enterprise Solutions program. The initial solutions under this program are customer service, employee service, RFID, telco service delivery platform and securities processing. These business-oriented solutions are designed to give us new avenues into our target customers in key vertical markets such as telecommunications, financial services, manufacturing,

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November 11, 2004 / Page 2

retail, logistics and government. In particular, our solution frameworks provide a very specific set of capabilities for our growing VAR channel to sell. We are aggressively pursuing opportunities in these areas.”

“We continue to innovate in our product set, focusing on some of the most difficult problems facing enterprises today: reduced costs of management and operations, high reliability, continuous uptime, and adaptability. These innovations support our Liquid Computing vision – a vision to improve business responsiveness and enable business innovation by simplifying enterprise computing,” Chuang concluded. “The expected growth in telecommunications services over the Internet, with new voice over IP, multi-media and wireless services, is a perfect fit for BEA’s core strengths of reliability, availability, scalability and performance. We are investing aggressively in Project DaVinci, which includes new features and standards-support tailored to the unique requirements of this market. We already serve as the platform for these kinds of services for telcos around the world, and we expect the features and performance enhancements we are building to enable us to expand our footprint even further in this emerging business.”

Key Customer and Partner Deals

Key customer, partner and end-user deals signed in the quarter included 20th Century Fox, Alliance Data Systems, Amadeus, America Online, American Red Cross, Americanas.com, Ashland, Bank-Verlag, Benjamin Moore, Blue Cross Blue Shield of Minnesota, BNP Paribas, Bouygues Telecom, BP America, Carlson Companies, Centers for Medicare Medicaid Services, China Mobile, Chubb Insurance, Columbia House, Dacom, Dentsu, Desjardins Group, Deutsche Bank, eHealth Insurance, Enterprise Rent-A-Car, First American Real Estate Solutions, Freddie Mac, Halliburton Energy Services Group, Hitachi Data Systems, HM Customs & Excise, Houghton Mifflin, HypoVereinsbank, Infocamere, Knight Ridder, LG Electronics, mBlox, Medtronic, Meloche Monnex, Network Appliance, Nextel Communications Argentina, Novartis Pharma, O2, Ohio EPA, Orange, Orbitz, Petrobras Energia, PharmaPartners, Primus Telecommunications, Rakuten, Renault, Samsung, SanDisk, Sumitomo Warehouse, Telenor Mobile, TeliaSonera, TIM Brasil, Towers Perrin, Unisys, Virgin Atlantic Airways, Visage Mobile, Vonage, Wachovia, Washington Post, WebEx Communications, and William Hill.

New or expanded relationships were entered into with VARs, hardware OEMs, systems integrators, ASPs, and ISVs, including Arrow Electronics, Autodesk, Back Web, Bighands, Blue Titan, BMC, Borland, Business Objects, Chordiant, Choreology, Clareos, Click4Care, Cognos, Comergent, Compoze, Compuware, CSG, Data Return, DHC, Documentum, E.piphany, E2E Consulting, eWork, Factiva, Filenet, FundTech, GHR Systems, HCL Technologies, HO, Hyperion, IceSoft, IDX, Infosys Technologies, Interwoven, Invera, iRise, iWay, Jamcracker, Jeppesen, Kapow, Lanthorn Technologies, Lawson, MatrixOne, Mercury Interactive, MobileAware, Oki Electric, Olidium, Paremus, Radview, Reuters, Sandcherry, Siebel, Sungard, Tata Consultancy Services, Traiana, UGS PLM, Veritas, and Visual Paradigm.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise infrastructure software, helping enable companies to improve business responsiveness through service-oriented architecture (SOA), a software design approach that more closely aligns IT with business objectives. With more than 15,000 customers around the world, including the majority of the Fortune Global 500, BEA and its WebLogic® and Tuxedo® brands are among the most trusted names in business technology. Headquartered in San Jose, Calif., BEA has 75 offices in 36 countries and is on the Web at www.bea.com.

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Investors will have the opportunity to listen to BEA’s earnings conference call over the Internet on the investor information page of the BEA Web site at http://www.bea.com/investors/ or through Streetevents’ CompanyBoardroom site at http://www.companyboardroom.com. The Internet broadcast will be available live, and a replay will be available following completion of the live call for 365 days thereafter. In addition, investors will have the opportunity to access a telephone replay of the call through November 26, 2004, by dialing 706-645-9291, access code 1996170.

Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including statements regarding: BEA heading into the fourth quarter with a lot of confidence; BEA returning to license revenue growth; our initiatives designed to drive new license revenue opportunities; the goal of our business solutions to give us new avenues into our target customers in key vertical markets; our aggressively pursuing opportunities; our continuing to innovate in our product set; our Liquid Computing vision; the expected growth in telecommunications services over the Internet and the statement that it is a perfect fit for BEA’s core strengths; our investing aggressively in Project DaVinci; the features, benefits and enhancements of Project DaVinci; our ability to expand our footprint even further; achieving our goals; future operations; future financial performance; and future events. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuations in customer spending due to economic, geopolitical, competitive and other factors; dependence on the growth of the markets for BEA’s products; our dependence on large transactions, particularly those received at the end of our quarter; the rate of any recovery in information technology spending by our customer base, particularly in view of the continued difficulties experienced by companies in the technology and enterprise software sectors; the ability of our BEA Enterprise Solutions to effectively address the changing market and technological requirements of the vertical sectors we have targeted; technological changes and standards disputes that could impede the growth in telecommunications services over the Internet; dependence on new product introductions and enhancements; the introduction by competitors of new products and pricing strategies; market acceptance of BEA’s solutions, products and enhancements such as our BEA WebLogic Platform 8.1 and BEA Enterprise Solutions; the length of BEA’s sales cycle; the dependence on acceptance of BEA’s products by channel partners; dependence on success of BEA’s channel partners; dependence on hiring key personnel; rapid technological change; potential software defects (particularly with regard to newly introduced and planned products, such as those related to Project DaVinci); and significant leverage and debt service requirements. Readers should also refer to the section entitled “Risk Factors That May Impact Future Operating Results” on pages 27 through 40 of BEA’s Report on Form 10-Q for the fiscal quarter ended July 31, 2004, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Legal Notice Regarding Pro Forma Financial Information

BEA provides pro forma expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than pro forma measures used by other companies. BEA believes that the presentation of pro forma non-GAAP, financial measures provides useful information to investors regarding our financial condition and results of operations because it provides additional detail and an alternative method of assessing our operating results that we believe is more focused on our on-going operations and may allow investors to perform more meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes. A reconciliation of pro forma adjustments to our GAAP financial results is summarized on pages six and seven of this release.

NOTE: BEA, Tuxedo, and WebLogic are registered trademarks and BEA WebLogic Enterprise Platform, BEA WebLogic Server, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic

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JRockit, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, and BEA WebLogic Enterprise Security are trademarks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

– FINANCIAL TABLES FOLLOW –

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BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2004	2003	2004	2003
Revenues:
License fees	$114,914	$128,229	$351,366	$377,923
Services	149,485	123,853	437,956	356,501

Total revenues	264,399	252,082	789,322	734,424

Cost of revenues:
Cost of license fees	6,314	6,415	19,119	18,735
Cost of services	47,886	46,635	143,796	141,107
Amortization of acquired intangible assets	3,099	6,054	9,426	16,861

Total cost of revenues	57,299	59,104	172,341	176,703

Gross profit	207,100	192,978	616,981	557,721

Operating expenses:
Sales and marketing	96,868	94,946	297,167	281,379
Research and development	37,007	34,294	108,423	103,847
General and administrative	23,500	18,836	67,386	56,572
Facilities consolidation	—	—	8,165	—

Total operating expenses	157,375	148,076	481,141	441,798

Income from operations	49,725	44,902	135,840	115,923
Interest and other, net	(1,859)	(3,452)	(8,108)	(2,481)

Income before provision for income taxes	47,866	41,450	127,732	113,442

Provision for income taxes	14,360	12,435	38,320	34,033

Net income	$33,506	$29,015	$89,412	$79,409

Net income per share:
Basic	$0.08	$0.07	$0.22	$0.20

Diluted	$0.08	$0.07	$0.21	$0.19

Shares used in computing net income per share:
Basic	404,690	403,570	407,667	402,440

Diluted	411,100	422,980	418,113	420,047

BEA Systems, Inc.

November 11, 2004 / Page 6

BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended October 31, 2004				For the Three Months Ended October 31, 2003
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$264,399	$—		$264,399	$252,082	$—		$252,082
Cost of revenues	57,299	(3,099	)(a)	54,200	59,104	(6,058	)(a)	53,046

Gross profit	207,100	3,099		210,199	192,978	6,058		199,036
Operating expenses	157,375	(1,176	)(b)	156,199	148,076	(742	)(b)	147,334

Income from operations	49,725	4,275		54,000	44,902	6,800		51,702
Interest and other, net	(1,859)	—	(c)	(1,859)	(3,452)	(458	)(c)	(2,994)

Income before provision for income taxes	47,866	4,275		52,141	41,450	7,258		48,708
Provision for income taxes	14,360	1,282	(d)	15,642	12,435	2,177	(d)	14,612

Net income	$33,506	$2,993		$36,499	$29,015	$5,081		$34,096

Net income per share	$0.08			$0.09	$0.07			$0.08

Diluted shares outstanding	411,100			411,100	422,980			422,980

(a)	Pro forma cost of revenues excludes $0 and $4 related to employer payroll taxes on stock options and $3,099 and $6,054 related to the amortization of acquired intangible assets for the three months ended October 31, 2004 and 2003, respectively.
(b)	Pro forma operating expenses exclude $37 and $227 related to employer payroll taxes on stock options, $1,139 and $515 related to acquisition-related deferred stock compensation expense for the three months ended October 31, 2004 and 2003, respectively.
(c)	Pro forma interest and other, net excludes net gains of $0 and $458 related to write-off of deferred financing fees for the three months ended October 31, 2004 and 2003, respectively.
(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Nine Months Ended October 31, 2004				For the Nine Months Ended October 31, 2003
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$789,322	$—		$789,322	$734,424	$—		$734,424
Cost of revenues	172,341	(9,433	)(a)	162,908	176,703	(16,870	)(a)	159,833

Gross profit	616,981	9,433		626,414	557,721	16,870		574,591
Operating expenses	481,141	(10,805	)(b)	470,336	441,798	(1,951	)(b)	439,847

Income from operations	135,840	20,238		156,078	115,923	18,821		134,744
Interest and other, net	(8,108)	—	(c)	(8,108)	(2,481)	(656	)(c)	(1,825)

Income before provision for income taxes	127,732	20,238		147,970	113,442	19,477		132,919
Provision for income taxes	38,320	6,070	(d)	44,390	34,033	5,842	(d)	39,875

Net income	$89,412	$14,168		$103,580	$79,409	$13,635		$93,044

Net income per share	$0.21			$0.25	$0.19			$0.22

Diluted shares outstanding	418,113			418,113	420,047			420,047

(a)	Pro forma cost of revenues excludes $7 and $9 related to employer payroll taxes on stock options and $9,426 and $16,861 related to amortization of acquired intangible assets for the nine months ended October 31, 2004 and 2003, respectively.
(b)	Pro forma operating expenses exclude $263 and $268 related to employer payroll taxes on stock options, $2,377 and $1,683 related to acquisition-related deferred stock compensation expense, and $8,165 and $0 related to facilities consolidation for the nine months ended October 31, 2004 and 2003, respectively.
(c)	Pro forma interest and other, net excludes net gain of $0 and net loss of $198 related to write downs and disposals of investments in equity securities, and $0 and $458 related to write off of deferred financing fees for the nine months ended October 31, 2004 and 2003, respectively.
(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2004	January 31, 2004
	(unaudited)	(*)
ASSETS
Current assets:
Cash and cash equivalents	$737,632	$683,729
Restricted cash	1,633	1,583
Short-term investments	848,321	783,288
Accounts receivable, net	205,022	268,526
Other current assets	40,416	32,480

Total current assets	1,833,024	1,769,606

Property and equipment, net	346,369	358,497
Acquired intangible assets, net	62,670	72,097
Long-term restricted cash	4,130	3,880
Other long-term assets	16,388	16,109

	$2,262,581	$2,220,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$225,284	$228,485
Deferred revenues	244,177	273,879
Current portion of notes payable and other obligations	128	493

Total current liabilities	469,589	502,857

Notes payable and other long-term obligations	221,102	5,555
Convertible subordinated notes	550,000	550,000
Long-term debt for land lease	—	191,639

Stockholders’ equity:
Common stock	1,175,113	1,113,111
Retained earnings (deficit)	70,411	(19,001)
Deferred compensation	(7,114)	(10,462)
Treasury stock	(224,622)	(123,303)
Accumulated other comprehensive income	8,102	9,793

Total stockholders’ equity	1,021,890	970,138

	$2,262,581	$2,220,189

(*)	Derived from audited consolidated financial statements.